UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 23, 2008
McKesson Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-13252	94-3207296
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

McKesson Plaza, One Post Street, San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 983-8300
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Board of Directors (the “Board”) of McKesson Corporation (the “Company”) elected Andy D. Bryant and Edward A. Mueller to the Board on January 23, 2008 and April 23, 2008, respectively. At the time of Mr. Bryant’s and Mr. Mueller’s election, the Board did not determine the Board committees to which they would be appointed. On July 23, 2008, the Board made a determination to appoint Mr. Bryant to the Audit Committee and Finance Committee and to appoint Mr. Mueller to the Compensation Committee and Committee on Directors and Corporate Governance.
The composition of the Board committees otherwise remained the same. The composition of the Board committees prior to the appointments described above may be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 23, 2008, under the caption “The Board, Committees and Meetings.”
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On July 23, 2008, the Board approved an amendment to Section 11(d) of Article III of the Company’s Amended and Restated By-Laws for purposes of changing the quorum requirement for meetings of any committee of the Board from a majority of the authorized number of members of any such committee to fifty percent (50%) of the authorized number of committee members, effective immediately. A copy of the Company’s Amended and Restated By-Laws, as amended through July 23, 2008, is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
99.1	The Company’s Amended and Restated By-Laws, as amended through July 23, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 29, 2008

McKesson Corporation
By:	/s/ Laureen E. Seeger
Laureen E. Seeger
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	The Company’s Amended and Restated By-Laws, as amended through July 23, 2008.